ARTICLES OF INCORPORATION
                                       OF:

                               THE PLAYERS NETWORK


                  THE UNDERSIGNED, to form a corporation under Chapter 78 of the Nevada Revised Statutes, Certify:

         I. NAME: The name of this Corporation is: THE PLAYERS NETWORK.

         II. REGISTERED OFFICE: The registered office of the Corporation in the state of Nevada is to be located at: (Address/City/State/Zip) 1095 S. EASTERN AVE., LAS VEGAS, NV 89104. The Corporation may also maintain an office or offices at such other places within or outside of the state of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted and meetings of Directors and stockholders held outside the state of Nevada the same as in the state of Nevada.

         III. PURPOSE: The nature of the business or object or purposes proposed to be transacted, promoted or carried on by the Corporation is to engage in any lawful practice or activity.

         IV.  CAPITAL  STOCK:  The  total   authorized   capital  stock  of  the
Corporation shall be:

(number)                   (type)
25,000,000 shares of       COMMON stock, $0.001 par value.

         V. The Corporation is to have perpetual existence.

         VI. LIABILITY: This Corporation contains provisions eliminating or limiting personal liability of a director, officer or stockholders for damages for breach of fiduciary duty but does not eliminate or limit the liability of a director, officer or stockholder for:

               (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law.


               (b) The payment of dividends in violation of NRS 78.300.

         VII. RESIDENT AGENT: In the matter of: THE PLAYERS NETWORK DOLORES J. PASSARETTI hereby certify that on the 16th day of March, 1993, accepted the appointment as Resident Agent of the above entitled corporation in accordance with Sec. 78.090, NRS 1957. Furthermore, at the registered office in this state is located at: (address/city/COUNTY/state/zip), 1905 S. EASTERN AVE., LAS VEGAS, CLARK, NEVADA 89104.

         IN WITNESS WHEREOF, have hereunto set my hand this 16th day of March, 1993.


                                 -----------------------------------------------
                                 Resident Agent

         VIII. DIRECTORS: The governing board of the corporation shall consist of one, two or three, with the exact number to be fixed by the By-Laws of the Corporation, provided the number so fixed by the By-Laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders provided by NRS 78.115. The names and addresses of the first Board of Directors of the Corporation which are: (number of Directors) ONE

1) Mark Bradley Feldgreber, 18700 Community St., Northridge, CA 91324

2) _____________________________________________________________________________

3) _____________________________________________________________________________

4) _____________________________________________________________________________

The Directors shall have the power to make and alter the By-Laws of the Corporation. By-Laws so made can be altered, amended or repealed by the directors and shareholders at any meeting called and held for the purpose.

         IX. INCORPORATOR: The name and address of the incorporator(s) of this corporation is as follows:

1)       Mark Bradley Feldgreber, 18700 Community St., Northridge, CA 91324

2)       _______________________________________________________________________

3)       _______________________________________________________________________

4)       _______________________________________________________________________


         IN WITNESS WHEREOF, the incorporator does set his/her hand this 9th day of March, 1993.

(sig.)

        ----------------------------              ------------------------------
(Print) MARK BRADLEY FELDGREBER


(sig.)


        ----------------------------              ------------------------------
(Print)

STATE    __________________)
                           )
COUNTY: Los Angeles        )

On this 9th day of March, 1993 the undersigned personally appeared before , a Notary Public, in and for said County and State.

(1)      Mark Bradley Feldgreber            (2)
                                               ---------------------------------

(3)                                         (4)
         ------------------------------        ---------------------------------

Known to be the person described in and who executed the foregoing instrument, who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes mentioned.

                  IN WITNESS WHEREOF,

         I have hereunto set my hand
         and affixed my official seal this 9th day of March, 1993.



                                                      __________________________
                                                          Notary Public